arbdn ETFs N-CSRS

Exhibit 99.906 CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

In connection with the attached Report of abrdn ETFs (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated: September 8, 2026

By:	/s/ Alan Goodson
Alan Goodson
President (Principal Executive Officer)

By:	/s/ Michael Marsico
Michael Marsico
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.